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                                                                    EXHIBIT 31.1


       CERTIFICATION OF JERRY A. GREENBERG PURSUANT TO SECTION 302 OF THE
                           SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that:

      1. I have reviewed this Quarterly Report on Form 10-Q of Sapient Corporation;

      2. Based on my knowledge, this Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly Report;

      3. Based on my knowledge, the financial statements, and other financial information included in this Quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows of Sapient Corporation as of, and for, the periods presented in this Quarterly Report;

      4. Sapient Corporation's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Sapient Corporation and we have:

            (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Sapient Corporation, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Quarterly Report is being prepared;

            (b) evaluated the effectiveness of Sapient Corporation's disclosure controls and procedures and presented in this Quarterly Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Quarterly Report based on such evaluation;

            (c) disclosed in this Quarterly Report any change in Sapient Corporation's internal control over the financial reporting that occurred during Sapient Corporation's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Sapient Corporation's internal control over financial reporting; and

      5. Sapient Corporation's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Sapient Corporation's auditors and the Audit Committee of Sapient Corporation's Board of Directors (or persons performing the equivalent functions):

            (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Sapient Corporation's ability to record, process, summarize and report financial information; and

            (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Sapient Corporation's internal control over financial reporting.

            SIGNATURE                        TITLE                     DATE
            ---------                        -----                     ----

     /s/ JERRY A. GREENBERG        Co-Chief Executive Officer     August 9, 2004
--------------------------------   Co-Chairman of the Board
       Jerry A. Greenberg